Exhibit 24(i)

Form S-1

MEMBERS LIFE INSURANCE COMPANY

Power of Attorney

Jennifer M. Kraus-Florin
Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Britney Schnathorst or BT Thomas and each of them (with full power to each of them to act alone), her true and lawful attorneys- in-fact and agents, with full power of substitution and re-substitution, for her and on her behalf and in her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments) to this registration statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any other regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in order to effectuate the same, as fully to all intents and purposes as she herself might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Product Name	1933 Act File Number
TruStage™ ZoneChoice Annuity (f/k/a CUNA Mutual Group ZoneChoice Annuity)	333-271753

IN WITNESS WHEREOF, this 27 day of June, 2023

Jennifer M. Kraus-Florin